UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

Western Liberty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Road, Suite 350 Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 966-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2012 Western Liberty Bancorp (NASDAQ: WLBC) received from the Federal Reserve Board written non-objection to the service by Ms. Patricia A. Ochal as Interim Chief Financial Officer of Western Liberty Bancorp. In addition to serving as Interim Chief Financial Officer, Ms. Ochal is Secretary of Western Liberty Bancorp and has served as its Vice President since October 28, 2010, when Western Liberty Bancorp acquired Service1st Bank of Nevada. Ms. Ochal continues to serve as Chief Financial Officer of Service1st Bank as well, a position she has held since January 16, 2007, the date the bank commenced business. She also serves as Executive Vice President of Service1st Bank.

Information concerning Ms. Ochal’s background and experience is included in Western Liberty Bancorp’s Form 10-K Annual Report for the year ended December 31, 2011, in Part III, item 10 – Directors, Executive Officers and Corporate Governance. Her November 30, 2007 employment agreement with Service1st Bank is summarized in Western Liberty Bancorp’s April 26, 2012 proxy statement for the 2012 annual meeting, and a copy of the employment agreement is filed as exhibit 10.16 to Western Liberty Bancorp’s Form 10-Q for the quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP

Date: June 15, 2012	By:	/s/ William E. Martin
Name: William E. Martin
Title: Chief Executive Officer